EXHIBIT 4.1

NUMBER	FORM OF SPECIMEN CERTIFICATE EVIDENCING UNITS REPRESENTING LIMITED PARTNER INTERESTS IN	UNITS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.		CUSIP 293716 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS

ENTERPRISE GP HOLDINGS L.P.

A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE

In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Enterprise GP Holdings L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that

(the “Holder”) is the registered owner of	Units

representing limited partner interests in the Partnership (the “Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2727 North Loop West, Suite 101, Houston, Texas 77008. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Enterprise GP Holdings L.P.

	By:	EPE Holdings, LLC, its General Partner

By:
President

By:
Secretary

Countersigned and Registered by:

Mellon Investor Services LLC

as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	-	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT	-		(Cust) (Minor)
JT TEN	-		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF UNITS

IN

ENTERPRISE GP HOLDINGS L.P.

FOR VALUE RECEIVED,                                 hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)	(Please print or typewrite name and address of Assignee)

             Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                          as its attorney-in-fact with full power of substitution to transfer the same on the books of Enterprise GP Holdings L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED	________________________________________
BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION	(Signature)
OF SECURITIES DEALERS, INC. OR BY A	________________________________________
COMMERCIAL BANK OR TRUST COMPANY	(Signature)

SIGNATURE(S) GUARANTEED

No transfer of the Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Units to be transferred is surrendered for registration or transfer and the assignee completes and executes the form set forth below.

Purchase Price including commission, if any

Type of Entity (check one):

[ ] Individual	[ ] Partnership	[ ] Corporation

[ ] Trust	[ ] Other (specify)

Nationality (check one):

[    ] U.S. Citizen, Resident or Domestic Entity

[    ] Foreign Corporation   [    ] Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.

To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is                                         .

3. My home address is                                                                                                                                                            .

4. My taxable year ends on December 31st.

B. Partnership, Corporation or Other Interestholder

1. is not a foreign
(Name of Interestholder)
corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interestholder’s U.S. employer identification number is                                         .

3. The interestholder’s office address and place of incorporation (if applicable) is                                                               .

4. The interestholder’s taxable year ends on December 31st.

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

Name of Interestholder

Signature and Date

Title (if applicable)

        Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.